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                                                                     EXHIBIT 4.4

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR (ii) AN EXEMPTION FROM REGISTRATION UNDER SAID ACT WHERE THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF ITS COUNSEL, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                       ESMOR CORRECTIONAL SERVICES, INC.

                              10% PROMISSORY NOTE
                                 Due July, 1998
                                                              July 28, 1995
$25,000                                                       Melville, New York

                 FOR VALUE RECEIVED, the undersigned, Esmor Correctional Services, Inc., a Delaware corporation (the "Payor"), having its principal place of business at 275 Broadhollow Road, Melville, new York 11747, hereby promises to pay to the order of F. Gerry Lauro (IRA) (the "Payee"), having an address at 237 Meadowbrook Road, Wyckoff, New Jersey 07481 on July 1, 1998, the principal sum of Twenty-Five Thousand ($25,000) Dollars, in such coin or currency of the United States of America as at the time shall be legal tender of the payment of public and private debts.

                 This Note is one of a series of notes in the aggregate principal amount of up to $6,900,000 (the "Offering Notes") being issued pursuant to the payor's Confidential Private payor's offering (the "Offering") of its units (the "Units"), each Unit consisting of (i) an Offering Note in the Principal amount of $1,000; and (ii) a four year Series A Warrant to purchase, at the "Warrant Exercise Price", Twenty-Five (25) shares of Common Stock, par value $.01 per share, and an additional number of shares of Common Stock determined by dividing $1,000 by the Warrant Exercise Price. Reference to the Memorandum shall in no way impair the absolute and unconditional obligation of the Payor to pay both principal and interest hereon as provided herein.

                 1.       INTEREST AND PAYMENT; PREPAYMENTS.

                          1.1     Interest.

                          The unpaid principal amount hereof shall bear simple
interest from the date hereof at the rate of 10% per annum until the Maturity Date (or until any such earlier date of payment if this Note is prepaid as hereinafter provided).
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                          1.2     Payments

                          Interest shall be payable quarterly on the first day
of January, April, July and October of each year until paid in full, commencing on October 1, 1995, and the remaining accrued interest shall be payable in full on the Maturity Date (or on any such earlier date of payment if this Note is prepaid as hereinafter provided.)

                          1.3     Prepayment.

                          At the option of the Payor, after payment in full of
the Senior Debt which, for purposes hereof, shall mean any indebtedness of the Payor or any Subsidiary of the Payor, including without limitation, Esmor Canadian, Inc. or any guarantee of any indebtedness of the Payor or any Subsidiary of the Payor, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed: (i) for money borrowed from Marine Midland Bank or any other indebtedness or obligation, evidenced by a note or other similar instrument including, without limitation, commercial paper, bank drafts, banker's acceptances and letters of credit and all interest that may accrue after the commencement of a petition in bankruptcy, and (ii) renewals, extensions and refundings of any such indebtedness, unless in any such case it is provided by the terms of the instrument creating or evidencing such that such indebtedness is not senior in right of payment to the Offering Notes, this Note may be prepaid in whole and not in part at any time without penalty or premium.

                          1.4     Allocation of Payments

                          All payments on this Note, including any interest
payment or any prepayment of this Note, will be made only under circumstances where ratable payments are made on all Offering Notes in accordance with the unpaid outstanding principal amount of the Offering Notes.

                 2.       COVENANTS OF THE PAYOR

                 The Payor covenants and agrees that, from and after the date hereof and continuing so long as the Note remains outstanding and unpaid:

                          2.1     Corporate Existence.

                          Except as other wise permitted by Section 2.7 and
Section 2.8, the Payor will take all steps necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and will continue to engage in substantially the same line of business in which it is engaged on the date hereof.





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                          2.2     Payment of Taxes and Claims.

                          The Payor, will, and will cause each of its
Subsidiaries to, duly pay and discharge all taxes or other claims which might become a lien upon any of its property except to the extent that any thereof a re being in good faith appropriately contested with adequate reserves provided therefor.

                          2.3     Preservation of Properties; Compliance with
Law and Obligations.

                          The Payor will and will cause each of its
Subsidiaries to, maintain and preserve all of its properties which are used or which are useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply with all contractual obligations and requirements of law except to the extent non-compliance could not, in the aggregate, have a material adverse effect on its business, operations, properties or financial condition or on its ability to perform its obligations hereunder.

                          2.4     Effective Net Worth.

                          The Payor will at all times keep and maintain
Effective Net Worth in an amount not less than the sum of (i) the outstanding principal amount of any outstanding principal amount of any Subordinate Debt; plus (ii) an amount equal to fifty (50%) percent of Consolidated Net Income for each quarterly fiscal period of the Payor from and after July 1, 1995 to an including the date of any determination thereof, computed on a cumulative basis for said entire period.

                          For purposed of the Agreement:

                          (a)     Consolidated Net Income shall mean, for any
period, the aggregate net income (or net loss) of the Payor and its Subsidiaries for such period equal to net revenues and other proper income less the aggregate of any and all items that are treated as expenses (including taxes based on income), but excluding from the definition of Consolidated Net Income any extraordinary gains or any gains from the sale or disposition of assets other than in the ordinary course of business, all treated, computed and calculated in accordance with generally accepted accounting principles (GAAP) applied on a consistent basis.

                          (b)     Net Worth shall mean with respect to the
Payor and its subsidiaries on a consolidated basis, at any date, the net book value of assets less liabilities in each case computed in accordance with GAAP.

                          (c)     Effective Net Worth shall mean the Net Worth
of the Payor and its Subsidiaries on a consolidate basis, plus the outstanding principal amount of any subordinate debt ("Subordinate Debt") including that of the Offering Notes.





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                          2.5     Dividends, Stock Purchases.

                 The Payor will not:

                          (a) Declare or pay any dividends, either in cash of property, on any share of its capital stock of any class (except dividends or other distributions payable solely in shares of Common Stock of the Payor); or

                          (b) Directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock; or

                          (c) Make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock (provided, however, no Subsidiary of the Payor is limited or prohibited from paying any dividend to the Payor is limited or prohibited from paying any dividend to the Payor or from making any distribution, loan, advance to or guarantee on behalf of, the Payor);

(such declaration of payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options and all such other distributions being herein collectively called "Restricted Payments"), if after giving effect thereto any Default or Event of Default shall have occurred and be continuing or the sum of the aggregate amount of Restricted Payments made or declared during the period after June 30, 1995 to and including the date of the making of the Restricted Payment in question would exceed twenty-five (25%) percent of Consolidated Net Income for such period plus $500,000, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit).

                          2.6     Limitation on Liens.

                          The Payor will not, and will not permit any
Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien omits or their property or assets, whether now owned or hereafter acquired (except with respect to Liens which exist on property or assets which the Payor, or any Subsidiary, acquires), or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, except:

                          (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by Section 2.2;

                          (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Payor or a subsidiary shall at any time in good faith be prosecuting an





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                 appeal or proceeding and in respect of which a stay of
                 execution pending such appeal or proceeding shall have been secured;

                          (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorney's liens and statutory landlords' liens) and Liens to secure the performance of bids, bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                          (d)     Minor survey exceptions or minor
                 encumbrances, easements or reservations, or rights or other for rights-of-way utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Payor and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Payor and its Subsidiaries;

                          (e) Liens (including any renewals, extensions or perfection) existing as of the date hereof; and

                          (f)     Liens given in favor of any holder of Senior
                 Debt.

                          2.7     Merger or Consolidation; Sale of Assets.

                          In the event the Payor, with the consent of the
holder of the Senior Debt: (i) consolidates with or is party to a merger with any other corporation, other than a merger or consolidation of any Subsidiary into the Payor or any Wholly-Owned Subsidiary of Payor so long as the Payor shall be the surviving or continuing corporation; or the merger or consolidation of the Payor with or into any other corporation, partnership, trust or enterprise where the Payor shall be the surviving or continuing corporation; and at the time of such consolidation or merger and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or (ii) sells or otherwise disposes of all or any substantial part of the assets of the Payor and such Subsidiaries, taken as a whole; other than the sale, lease or disposal of all or any part of such assets to the Payor to a Wholly-Owned Subsidiary or to any other person so long as such transaction is not part of a transaction in which all of the properties and assets of the Payor are being sold or disposed of, the Payor will give at least thirty (30) days notice thereof to the holders of the Offering Notes setting forth the proposed date of such transaction. Upon receipt of such notice, any holder of an Offering Note may advise the Payor in writing prior to the date of the transaction specified in the Notice of his election to require





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to the Senior Debt until the principal of, premium, if any, and interest on the
Offering Notes shall be paid in full; and no payments or distributors (direct or indirect) to the holders of the Senior Debt of cash, property o Securities to which the holders would be entitled except for the provisions of this
Section 3.1 shall, as between the Payor, its creditors (other than the holders of Senior Debt) and the holders of the Offering Notes, be deemed to be a payment by the Payor to or on account of the Senior Debt.

                          Each and every holder of any Offering Note by its
acceptance of an Offering Note undertakes and agrees for the benefit of each holder of Senior Debt to execute, verify, deliver and file any proofs of claim which any holder of Senior Debt may at any time require in order to prove and realize upon any rights or claims pertaining to the Offering Notes and to effectuate the full benefit of the subordination contained herein; and upon failure of any holder of an Offering Note so to do, any such holder of Senior Debt shall be deemed to be irrevocably appointed the agent and attorney-in-fact of such holders to execute, verify, deliver and file any such proofs of claim.

                          The Payor agrees for the benefit of the holders of
Senior Debt, that in the event that the Offering Notes are declared due and payable before their expressed maturity because of the occurrence of a default hereunder; (i) the Payor will give prompt notice in writing of such happening to the holders of Senior Debt; and (ii) all Senior Debt shall forthwith become immediately due and payable upon demand, regardless of the expressed maturity thereof.

                          No right of any holder of any Senior Debt to enforce
subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Payor or the holders of Senior Debt, or by any non-compliance by the Payor with any of the terms, provisions and covenants of the Offering Notes, regardless of any knowledge thereof that any such holder of Senior Debt may have or be otherwise charged with.

                          In the event that any payment or distribution of
assets of the Payor shall be received by any holder of an Offering Note on account of principal of or interest on the Offering Notes in violation of the provisions of this Section 3.1, such payment or distribution shall be promptly delivered to the holders of Senior Debt in the form received (except for any necessary endorsements) for application to the payment of such Senior Debt, until all such Senior Debt has been paid in full. Until so delivered, any such payment or distribution shall be held by the recipient in trust for the holders of the Senior Debt and shall not be commingled with other funds or property of the recipient.

                          The foregoing provisions are solely for the purpose
of defining the relative rights of the holders of Senior Debt on the one hand, and the holders of the Offering Notes on the other hand, and nothing herein shall impair, as between the Payor and the holders of the Offering Notes the obligation of the Payor which is unconditional and absolute, to pay the principal, premium, if any, and interest on the Notes in accordance with their terms, nor shall anything herein prevent the holders of the Offering Notes from exercising all remedies otherwise





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permitted by applicable law or hereunder upon default hereunder, subject to the rights of the holders of Senior Debt as herein provided for.

                          3.2     Changes to Senior Debt.

                          The holder of the Senior Debt may extend, renew,
modify or amend the terms of the Senior Debt, obtain any different or additional collateral or security from the Payor or any Subsidiary or any security therefor and release, sell or exchange such security and otherwise deal freely with the Payor, all without notice to or consent of the holders of the Offering Notes and without affecting the liabilities and obligations of the Payor or the holders of the Offering Notes.

                          3.3     Changes to Subordinated Debt.

                          No provision in any amendment to this Note which
affects the superior position of the holders of the Senior Debt shall be effective against holders of the Senior Debt who have not consented thereto.

                 4.       EVENTS OF DEFAULT AND REMEDIES THEREFOR.

                          4.1     Events of Default.

                 If any of the following conditions, event or acts shall occur:

                          (a) Default in the payment of interest on this Note (or any Offering Notes) when due and such default shall continue for more than five (5) days;

                          (b) Default in the payment when due of the principal of or interest on any Senior Debt having an unpaid principal amount in excess of $100,000, and such default or event shall continue beyond the period of grace, if any, allowed with respect thereto;

                          (c) Default in the observance or performance of any other covenant or provision of this Note which is not remedied within thirty (30) days after the earlier of (i) the day on which the Payor first obtains knowledge of such default; or (ii) the day on which written notice thereof is given to the Payor by any holder;

                          (d) The Payor becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Payor causes or suffers an order of relief to be entered with respect to its under applicable Federal bankruptcy law or applies for or consents to the appointment of a custodian, trustee or receiver for the Payor or for the major part of the property of the Payor;





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                          (e)     A custodian, liquidator, trustee or receiver
                 is appointed for the Payor or for the major part of the property of the Payor and is not discharged within forty-five
                 (45) days after such appointment; or

                          (f) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Payor and, if instituted against the Payor, are consents to or are not dismissed within sixty (60) days after such institution.

                          4.2     Notice of Holders

                          When any Event of Default described in Section 4.1
has occurred, or if any holder of any other evidence of Senior Debt gives any notice or takes any other action with respect to a claimed default, Payor agrees to give notice within three business days of such event to the holder of this Note and the holders of all Offering Notes.

                          4.3     Acceleration of Maturities

                          When any Event of Default described in Section 4.1
above has happened and is continuing, any holder ( or group of holders) holding twenty-five (25%) percent more of the principal amount of the outstanding Offering Notes may, by notice in writing sent by registered or certified mail to the Payor, declare the principal of all of the Offering Notes to be, and all principal of and interest on all outstanding Offering Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. The Payor further agrees, to the extent permitted by law to pay to the holder or holders of all Offering Notes all expenses incurred by them in the collection of any Offering Note upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.

                          4.4     Rescission of Acceleration

                          The provisions of Section 4.3 are subject to the
condition that if the principal of and accrued interest on all or any outstanding Offering Notes has been declared immediately due and payable by reason of the occurrence of any Event of Default described in Paragraph (a) through (g), inclusive, of 4.2, the Holders holding at least 51% in aggregate principal amount of the outstanding Offering Notes may, by written instrument filed with the Payor, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is rescinded and annulled:

                          (a) no judgement or decree has been entered for the payment of any monies due pursuant to the Offering Notes;





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                          (b)     all arrears of interest upon all the Offering
                 Notes and all other sums payable under the Offering Notes (except any principal, interest or premium of the Notes which has become due and payable solely by reason of such declaration under Section 4.3) shall have been dully paid; and

                          (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to
                 Section 5.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

                 5.       AMENDMENTS, WAIVERS AND CONSENTS.

                          5.1     Consent Required

                          Subject to the provisions of Section 3.3, any term,
covenant, agreement or condition of this Note may, with the consent of the Payor, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Payor shall have obtained the consent in writing of the Holders of at least 66 2/3% in aggregate principal amount of outstanding Offering Notes; provided that without the written consent of all of the Holders and the holders of the Senior Debt, no such waiver, modification, alteration or amendment shall be effective which will (i) extend the time of payment of the principal of or the interest or premium, if any, on any Note or reduce the principal amount thereof or change the rate of interest thereon; or (ii) change any of the provisions with respect to optional prepayments; or (iii) change any of the provisions of
Section 3.1, or (iv) change the percentage of Holders to consent to any such waiver, amendment, alteration or modification of any of the provisions of this
Section 5 or Section 4.

                          5.2     Effect of Amendment or Waiver.

                          Any such amendment or waiver shall apply equally to
all of the Holders and shall be binding upon them, upon each future Holder and upon the Payor, whether or not any Offering Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waiver or impair any right consequent thereon.

                 6.       UNCONDITIONAL OBLIGATION; FEES, WAIVERS, OTHER.

                          6.1     The obligations to make the payments provided
for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

                          6.2     If the Payee shall institute any action to
enforce the collection of any amount of principal of and/or interest of this Notes, there shall be immediately due and





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payable from the Payor, in addition to the then unpaid sum of this Note, all reasonable costs and expenses incurred by the Payee in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements.

                          6.3.    No forbearance, indulgence, delay or failure
to exercise any right or remedy with respect to this Note that operate as a waiver, nor as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

                          6.4.    Except as provided in Section 5, this Note
may not be modified or discharged except by a writing duly executed by the Payor and the Payee.

                          6.5.    The Payor hereby expressly waives demand and
presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times which the Payee had or is existing as security for any amount called for hereunder.

                          6.6.    The Payor shall bear all of its expenses,
including attorneys' fees incurred in connection with the preparation of this Note.

                 7.       MISCELLANEOUS.

                          7.1.    The headings of the various paragraphs of
this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

                          7.2.    All notices required or permitted to be given
hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, to the address of the intended recipient set forth in the preamble to this Note or at such other address as the intended recipient shall have hereafter given to the other party pursuant to the provisions hereof.

                          7.3.    This Note and the obligations of the payor
and the rights of the Payee shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein.

                          7.4.    The Payor (a) agrees that any legal suit,
action or proceeding arising out of or relating to this Note will be instituted exclusively in New York state Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, each and any of which shall apply New York law; (b) waives objection which the Payor may have now or hereafter to the venue of any such suit, action or proceeding; and





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(c)irrevocably consents to the jurisdiction of the New York State Supreme
Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Payor further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon the Payor mailed by certified mail to the Payor's address will be determined in every respect effective service of process upon the Payor, in any suit, action or proceeding.

                          7.5     This Note shall bind the Payor and its
successors and assigns.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]





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ATTEST:                           ESMOR CORRECTIONAL SERVICES, INC.



/s/ Aaron Speisman                By: /s/ James F. Slattery
- -------------------------             ----------------------------
Aaron Speisman, Secretary             James F. Slattery, President





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